UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    01/05/05
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)


WASHINGTON                          1-6563                       91-0742146
(State or other                   (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

      Safeco Plaza, Seattle, Washington                          98185
   (Address of principal executive officers)                  (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement


On January 5, 2005, Safeco Corporation and Mike McGavick, its Chairman, President and Chief Executive Officer, entered into an amendment and restatement of Mr. McGavick's employment agreement dated January 26, 2001. The amendment provides that as an incentive to Mr. McGavick to remain employed by Safeco through December 31, 2008, each equity award granted to him after December 31, 2004 will include a December 31, 2008 vesting date in addition to any other vesting date determined by the Committee and set forth in the individual award agreement. The vesting schedule for each award will provide that the number of shares that vest on December 31, 2008 shall at least equal the number of shares that vest after that date. In addition, the amendment provides that Mr. McGavick's stock options will remain exercisable for five years after termination of employment; provided that no stock option is exercisable beyond its maximum stated term. There will be no other changes to outstanding awards. The agreement was also amended to provide that Mr. McGavick will pay all costs in connection with his personal air travel. Finally, the amended agreement increases the duration of Mr. McGavick's non-competition and non-solicitation obligations from one year to three years after termination of employment if Mr. McGavick terminates his employment after December 31, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SAFECO CORPORATION
                             -------------------------------------------------
                               Registrant

Date:   January 6, 2005
                              /s/ Maurice S. Hebert
                             -------------------------------------------------
                              Maurice S. Hebert
                              Senior Vice President and Controller